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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas, 76108
(Address of principal executive offices)  (Zip Code)

(817) 744-8502
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On May 15, 2012, Circle Star Energy Corp. (the “Company”) closed a private placement of units to an "Accredited Investor" (as defined in Rule 501(a) of the United States Securities Act of 1933, as amended (the “Securities Act”)).  Under the terms of the private placement, the Company issued 500,000 units at a price of $1.50 per unit. Each unit consists of one share of common stock of the Company and one half common share purchase warrant, each full warrant exercisable to purchase one share of common stock of the Company at $2.75 for a period of three years. $750,000 was raised by the Company in the private placement.

The units, shares, warrants and underlying shares of the private placement were not registered under the Securities Act or the laws of any state.  Accordingly, the units, shares, warrants and underlying shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The shares, warrants and underlying securities were placed pursuant to exemptions from the registration requirements of the Securities Act provided by Rule 506 of Regulation D and Section 4(2) thereof.

Item 7.01   Regulation FD Disclosure

The Company has issued the Corporate Presentation attached hereto as Exhibit 99.1 and the press release attached hereto as Exhibit 99.2.

The information contained in Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01  Exhibits.

Exhibit Number	Exhibit
99.1	Corporate Presentation
99.2	Press Release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: May 16, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Corporate Presentation
99.2	Press Release dated May 16, 2012